SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:  06/30/2007
File number 811-2699
Series No.: 1

74U.      1.  Number of shares outstanding (000's Omitted)
              Class A                                               51,784
          2.  Number of shares outstanding of a second class of open-end company shares (00O's Omitted)
              Class B                                               18,910
              Class C                                                8,524
              Class R                                                2,611
              Institutional Class                                    2,444


74V.      1.  Net asset value per share (to nearest cent)
              Class A                                               $28.77
          2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                               $24.61
              Class C                                               $24.57
              Class R                                               $28.52
              Institutional Class                                   $29.64